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                                    EXHIBIT 1
                                    ---------

                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
                  --------------------------------------------

Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.

Date: September 10, 2004

                      CITIGROUP GLOBAL MARKETS INC.



                      By: /s/ David C. Goldberg
                          -------------------------------------------
                          Name:  David C. Goldberg
                          Title: Assistant Secretary



                      CITIGROUP FINANCIAL PRODUCTS INC.



                      By: /s/ David C. Goldberg
                          -------------------------------------------
                          Name:  David C. Goldberg
                          Title: Assistant Secretary



                      CITIGROUP GLOBAL MARKETS HOLDINGS INC.



                      By: /s/ David C. Goldberg
                         --------------------------------------------
                         Name:  David C. Goldberg
                         Title: Assistant Secretary



                      CITIGROUP INC.



                      By: /s/ David C. Goldberg
                         --------------------------------------------
                         Name:  David C. Goldberg
                         Title: Assistant Secretary